THIS NOTE AND THE UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

GB SCIENCES, INC.

8% Senior Secured Convertible Promissory Note

$1,500,000.00February 28, 2019 (the “Issue Date”)

FOR VALUE RECEIVED, GB SCIENCES, INC., a Nevada corporation (the “Company”) with its principal executive office at 3550 W. Teco Avenue, Las Vegas NV 89118, promises to pay to the order of CSW VENTURES, LP (the “Payee” or the “Holder of this Note”) or registered assigns, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) Dollars, or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Payee to the Company hereunder (the “Principal Amount”), together with interest on such Principal Amount, on August 28, 2020 (the “Maturity Date”).   Interest on this Senior Secured Convertible Promissory Note (this “Note”) shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof.

This Note represents an initial loan of One Million Dollars made on the Issue Date.  Subject to the terms and conditions of the Note Purchase Agreement (defined below), an additional loan or loans under this Note in the aggregate amount of Five Hundred Thousand Dollars are to be made within 10 business days of the Issue Date.  The date each such loan is made shall be endorsed by Payee on its books, and, prior to any transfer of this Note, endorsed by Payee on the schedule attached hereto or any continuation thereof.  Any failure by Payee to so endorse shall in no way mitigate or discharge the obligation of the Company to repay any loan actually made.

Interest shall accrue on the Principal Amount outstanding from time to time commencing on the date hereof and shall be payable (i) quarterly in arrears commencing on April 1, 2019 and on the first day of each calendar quarter thereafter, (ii) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and (iii) at any time after maturity until paid in full (after as

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well as before judgment), on demand.  All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding).  All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds by wire or check only.  THIS NOTE MAY NOT BE PAID OR PREPAID IN CASH.  The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable and documented legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note has been issued to Payee pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”) entered into between the Company and the Payee dated as of the date hereof, and is secured by a Security Agreement dated as of the date hereof (the “Security Agreement”) among the Company, GB Sciences Nevada LLC (“GBSN”), GB Sciences Las Vegas LLC (“GBSLV”) and Payee, covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof.  The Security Agreement and any and all other documents executed and delivered by the Company, GBSN or GBSLV (the “Grantors”) to Payee under which Payee is granted liens on assets of the Grantors in connection with the transactions contemplated by the Note Purchase Agreement are collectively referred to as the “Security Documents.”

Unless otherwise defined in this Note, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement.

1.Principal Repayment

A.Optional Prepayment.  Subject to 1B below, the Company may only prepay this Note,

(i)during such time as the Conversion Shares (as defined below) issuable upon conversion of this Note are then subject to an effective registration statement under the Securities Act of 1933, as amended, and the registration statement covering the Conversion Shares has been effective for a period of at least 90 days; or

(ii)if the Company provides the Payee with sixty (60) days prior written notice of such prepayment, during which time Payee may convert this Note in accordance with Section 5, and such prepayment is accompanied by a payment equal to 25% of the amount of the principal and interest being prepaid.

B.Notice of Prepayment.  Before the Company shall be permitted to prepay this Note pursuant to 1A(i) hereof, the Company shall provide thirty (30) days prior notice to the

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Payee of its intent to make such prepayment, which notice shall state the date and amount of such prepayment (the “Prepayment Date”).  The Payee shall have the option at any time prior to the Prepayment Date to elect to convert this Note pursuant to Section 5 below.

2.Computation of Interest.

A.Base Interest Rate.  Subject to Sections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of eight (8%) percent per annum.

B.Penalty Interest.  Upon the occurrence and during the continuance of an Event of Default (as defined below), the rate of interest applicable to the unpaid Principal Amount shall be increased to ten (10%) percent per annum.

C.Maximum Rate.  In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

3.Covenants of Company.

A.Affirmative Covenants.  The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Payee, it will perform the obligations set forth in this Section 3A:

(i)Taxes and Levies.  The Company (and each of its subsidiaries) will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings;

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(ii)Maintenance of Existence.  The Company (and each of its subsidiaries) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

(iii)Maintenance of Property.  The Company (and each of its subsidiaries) will at all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)Insurance.  The Company (and each of its subsidiaries) will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)Maintenance of Teco Facility.  The Company will cause GBSN and GBSLV to hold and maintain all duly issued certificates and licenses necessary to operate its cannabis cultivation and production facility at 3550 W. Teco Avenue, Las Vegas, Nevada (the “Teco Facility”) in accordance with all Nevada Legal Requirements;

(vi)Books and Records.  The Company (and each of its subsidiaries) will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

(vii)Notice of Certain Events.  The Company (and each of its subsidiaries) will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

(viii)Compliance with Laws.  The Company will comply, and cause each subsidiary, including, without limitation, GBSN and GBSLV, to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (“Law”), other than U.S. Federal Law governing the production and sale of cannabis.

B.Negative Covenants.  The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Payee, it will perform the obligations set forth in this Section 3B:

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(i)Liquidation, Dissolution.  The Company will not (and will not permit any of its subsidiaries to) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof); provided, however, such prior written consent shall not be required in connection with the consummation of any merger or change of control transaction which results in prepayment of the Note pursuant to the terms of this Note;

(ii)Sales of Assets.  The Company will not (nor permit any of its subsidiaries with respect to their assets and properties), other than in the ordinary course of business, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets material to the Company’s business to any person or entity other than a direct or indirect subsidiary of the Company; provided, however, such prior written consent shall not be required in connection with licenses or other rights granted by the Company to a strategic partner, licensee or distributor as approved by the Board of Directors of the Company (the “Board of Directors”);

(iii)Redemptions.  The Company will not redeem or repurchase any outstanding equity and/or debt securities of the Company (or its subsidiaries), except for repurchases of unvested or restricted shares of Common Stock, at cost, from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Company (1) currently outstanding or (2) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company’s Board of Directors;

(iv)Indebtedness.  Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness which is not expressly subordinate in all respects to this Note, provided, that this covenant shall not apply to (A) capitalized leases, purchase money indebtedness (secured solely by Liens on the equipment or assets leased or purchased), (B) accounts payable, (C) other accrued expenses incurred by the Company in the ordinary course of business; or (D) indebtedness set forth on Schedule 3B(iv);

(v)Negative Pledge. Other than with respect to this Note, the Company will not (nor will it permit its subsidiaries to) hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except any of the following (collectively, “Permitted Liens”):

(a)Liens granted to secure indebtedness incurred (i) to finance the acquisition (whether by purchase or capitalized lease) of tangible assets or (ii) under

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equipment leases or purchase money indebtedness, but in each case, only on the assets acquired with the proceeds of such indebtedness;

(b)Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)judgment Liens in existence less than 30 days after notice of the entry thereof is forwarded to the Company or with respect to which execution has been stayed; and

(f)Liens set forth set forth on Schedule 3B(v).

(vi)Transactions with Affiliates.  The Company will not (and will not permit any of its subsidiaries to) enter into any transaction after the Issue Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its subsidiaries (including officers, directors and shareholders owning five (5%) percent or more of the Company’s outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company as determined by the Board of Directors in good faith.

(vii)Dividends.  The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

(viii)GBSN.  The Company shall not allow any reduction of its membership interest or distribution rights in GBSN.

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4.Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i)Non-Payment of Obligations.  The Company shall default in the payment of the principal of this Note as and when the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);

(ii)Non-Performance of Affirmative Covenants.  The Company shall default in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for ten (10) days;

(iii)Non-Performance of Negative Covenants.  The Company shall default in the due observance or performance of any covenant set forth in Section 3B, and, if capable of cure, such default shall not have been cured within ten (10) days;

(iv)Bankruptcy, Insolvency, Etc.  The Company (or any of its subsidiaries) shall:

(a)in any legal document admit in writing its inability to pay its debts as they become due;

(b)apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d)permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e)take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

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(v)Teco Facility.  GBSN shall fail to hold any required provisional or permanent certificate (as applicable) under State or local law for the operation of the Teco Facility as an establishment to cultivate and sell cannabis;

(vi)Cross-Default.  The Company shall default in the payment when due, after the expiration of any applicable grace period, of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000;

(vii)Cross-Acceleration.  Any other indebtedness for borrowed money of the Company (or any of its subsidiaries) in an aggregate principal amount exceeding $100,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or shall not be paid as and when the same becomes due and payable including any applicable grace period;

(viii)Registration Default.  A Registration Default has occurred under the Note;

(ix)Other Breaches, Defaults.  The Company or any of its subsidiaries (including, without limitation, GBSN) shall default or be in breach of any other term or provision of this Note, any other Transaction Document (as defined in the Note Purchase Agreement), in any material respect, for a period of ten (10) days, or any material representation or warranty made by the Company to the Payee in any Transaction Document shall be materially false or misleading; or

(x)Security Documents.  The Security Documents shall cease to create a valid and perfected Lien in and to any material Collateral;

then, and in any such event, the Payee shall, by notice to the Company, take or cause to be taken any or all of the following actions, without prejudice to the rights of Payee to enforce its claims against the Company:  (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (2) proceed to enforce or cause to be enforced any remedies provided under the Security Agreement, and (3) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(iv) then (without prejudice to the rights and remedies specified in clause (3) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding.  No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in

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addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

5.Conversion of Note.

A.Optional Conversion.  The Holder of this Note shall have the option, at any time and from time to time, prior to the date on which the Company makes payment in full of the Principal Amount of this Note in accordance herewith, all accrued interest thereon and all other amounts due and payable thereunder to convert all or any portion of the outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon (such Principal Amount and accrued and unpaid interest to be so converted the “Conversion Amount”) into shares of common stock, par value $.0001 per share (“Common Stock”), of the Company at an initial conversion price per share equal to $0.17 per share (the “Conversion Price”), subject to adjustment as provided in subsection 5F below.  The shares of Common Stock issuable upon conversion of this Note at the Conversion Price are referred to herein as the “Conversion Shares.”

B.Conversion Limitation.  Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock of the Company.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 5B upon 65 days prior notice to the Company or without any notice requirement upon an Event of Default.

C.Mechanics of Conversion.

(i)Before the Holder of this Note shall be entitled to convert this Note into shares of Common Stock pursuant to Section 5A, such holder shall give written notice to the Company in the form attached hereto as Annex A (“Conversion Notice”), at its principal corporate office, by email, facsimile or otherwise, of the election to convert the same and shall state therein the Conversion Amount and the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  On or before the third (3rd) business day following the date of receipt of a Conversion Notice, the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Company’s transfer agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC, or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion

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Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144.

(ii)All Common Stock which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

D.Authorized Shares.  At all times the Company shall have authorized and shall have reserved a sufficient number of shares of Common Stock to provide for the conversion of the Principal Amount outstanding under this Note at the then effective Conversion Price.  Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of this Note shall be proportionately increased.

E.Failure to Timely Deliver Shares.  If within five (5) business days after the Company’s receipt of the facsimile or email copy of a Conversion Notice, the Company shall fail to issue and deliver to the Holder the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of this Note (a “Conversion Failure”), the Company shall pay to the Holder $3,000 per day until the Company issues and delivers a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any portion of the Principal Amount of this Note.  If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular Conversion Notice attributable to the unsold shares.

F.Anti-Dilution Provisions.  The Conversion Price in effect at any time and the number and kind of securities issuable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i)In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.  Such adjustment shall be made successively whenever any event listed above shall occur.

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(ii)Whenever the Conversion Price is adjusted pursuant to Subsection (i) above, the number of Conversion Shares issuable upon conversion of this Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of this Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

(iii)In case of any reorganization, reclassification or change of the Common Stock (including any such reorganization, reclassification or change in connection with a consolidation or merger in which the Company is the continuing entity), or any consolidation of the Company with, or merger of the Company with or into, any other entity (other than a consolidation or merger in which the Company is the continuing entity), or of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, this Note shall thereafter be convertible into the kind and amount of stock or other securities or property receivable upon such reorganization, reclassification, change, consolidation, merger or sale by a Holder of the number of shares of Common Stock into which this Note would have been converted prior to such transaction.  The provisions of this subsection (iii) shall similarly apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales immediately prior to such reorganization, reclassification, change, consolidation, merger or sale.

6.Amendments and Waivers.

A.The provisions of this Note may from time to time be amended, modified or supplemented, if such amendment, modification or supplement is in writing and consented to by the Company and the Payee.

B.No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Payee to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Payee or such enforcement or setoff had not occurred.

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7.Miscellaneous.

A.Parties in Interest.  All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of its successors and permitted assigns of the Company and the Payee, respectively, whether so express or not.

B.Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof.

C.Waiver of Jury Trial.  THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

GB SCIENCES, INC.

By:

Name: John C Poss

Title: CEO and Chairman

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LOANS

Date Loan Made	Amount of Loan	Amount Paid	Unpaid Principal Amount	Notation Made By
Issue Date	$1,000,000	--	$1,000,000	N/A

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ANNEX A

CONVERSION NOTICE

The undersigned hereby elects to convert principal and/or interest under the 8% Senior Secured Convertible Promissory Note, issued as of February __, 2019 (the “Note”) of GB Sciences, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof and the Note, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 5B of the Note, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Amount of Interest of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

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SCHEDULE 3B(iv)
INDEBTEDNESS

Short-Term Notes Payable	Face Value	Discount	Carrying Value
Convertible Notes Payable to various investors	$ 1,257,000	$ (665,648)	$ 591,352
6% Promissory Note due to Pacific Leaf Ventures, LP	313,926	-	313,926
Note Payable to William Moore and Brian Moore, current portion	233,333	(59,068)	174,265
Note Payable - BCM Med	300,000	-	300,000
Total Short-Term Notes Payable	$ 2,104,259	$ (724,716)	$ 1,379,543

Long-Term Notes Payable
Note Payable to William Moore and Brian Moore, long-term	$ 213,889	$ (20,208)	$ 193,681
Total Long-Term Notes Payable	$ 213,889	$ (20,208)	$ 193,681

Capital Lease Liability	Liability	Monthly Payment
Petroleum Drive	$ 2,414,263.76	$ 25,588.00
Teco	$ 3,739,699.29	$ 42,436.00

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SCHEDULE 3B(v)
LIENS

Bob Bernhard & Associates Mechanical, LLC $666,651.03

Raygen Services, LLC $354,942.68

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